SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                       _____________________________


                                 FORM 8-K

                              CURRENT REPORT


                   Pursuant to Section 13 or 15 (d) of
                   the Securities Exchange Act of 1934

                  _____________________________________


             Data of Report (Data of Earliest Event Reported):

                              October 4, 1995


                          Winn-Dixie Stores, Inc.
          (Exact name of registrant as specified in its charter)



     Florida                  1-3657                   59-0514290
(State of Incorporation)      (Commission file number)      (IRS Employer
                                                  Identification No.)



           5050 Edgewood Court, Jacksonville, Florida 32254-3699
        (Address of principal executive office including zip code)


                              (904) 783-5000
                      (Registrant's telephone number)





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Item 5.   Other Events


Stock Split

     On October 4, 1995, the Board of Directors of Winn-Dixie Stores, Inc. (the "Company") declared a 2 for 1 stock split for shareholders of record on November 10, 1995. The Company's press release which further describes the declared stock split is attached hereto as an exhibit and is incorporated by reference.

EXHIBITS

     Reference is made to the Index of Exhibits attached hereto and made a part hereof.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  October 4, 1995

                              WINN-DIXIE STORES, INC.



                              By: R. P. McCook
                              Name:  Richard P. McCook
                              Title: Financial Vice President



                               EXHIBIT INDEX


Exhibit Number           Description                                   Page

(99)                Press Release dated October 4, 1995                   3
                    regarding the Company's stock split.









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
(NYSE):  WIN
Release Date:  Immediate
For Further Information Contact:   R. P. McCook
                              Financial Vice President
                              (904) 783-5221

              Winn-Dixie Announces 2-for-1 Stock Split and Special Dividend On Record Earnings
                For The First Quarter Of Fiscal 1996

   Jacksonville, Florida, October 4, 1995 - Mr. A. Dano Davis,
Chairman of the Board of Winn-Dixie Stores, Inc., the Sunbelt's largest supermarket retailer, announced at the Annual Shareholders' Meeting today a 2-for-1 stock split effective November 30, 1995, to shareholders of record on November 10, 1995.

   The Board of Directors also declared a special $0.01 per share, or 7.1%, increase in the monthly cash dividend from the current monthly cash dividend of $0.14 per share to $0.15 per share, effective immediately. Payment of the first two monthly dividends at the increased rate of $0.15 per share will be on November 1, 1995 and December 1, 1995, to shareholders of record on October 16, 1995 and November 10, 1995, which is prior to the effective date of the split. After the split, the dividend payable on January 2, 1996, will be at the post-split monthly rate of $0.075 per share to shareholders of record on December 15, 1995.

   Net earnings from operations amounted to $45.9 million, or $0.61 per share for the first quarter of fiscal 1996, compared to $40.0 million, or $0.54 per share, an increase of 14.6% in dollars and 13.0% in earnings per share.

   Sales for the first quarter totaled $2.9 billion, up $344.6 million, or 13.3% over the previous year. For the first quarter, average store sales increased 11.2% and identical store sales increased 5.6%.

   James Kufeldt, President, stated: "We are encouraged by our sales increase as we continue to upgrade our facilities. Our new store, enlargement and remodel programs are having a positive effect on our results. We are also pleased to have opened our first two new stores in reentering Chattanooga, Tennessee."

   During the quarter, Winn-Dixie opened 11 new stores, averaging 47,400 square feet, closed 10 older stores averaging 27,700 square feet and remodeled or enlarged 34 store locations, having 1,176 locations in operation on September 20, 1995, compared to 1,155 last year. As of September 20, 1995, retail space totaled 44.2 million square feet, a 7.9% increase over the prior year. There are 48 new stores and 67 enlargements or remodels under construction.

News Release #96004



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